UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2009

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2009 State Bancorp, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the investors named therein (“Investors”) to exchange the Company’s unsecured 8.25% Subordinated Notes due June 15, 2013 with an outstanding principal balance of $10 million (the “Notes”) plus accrued interest for an aggregate of 1,656,600 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).  For purposes of the exchange, each share of Common Stock was valued at $6.50 per share.  The transaction is scheduled to close on or about December 1, 2009.

A copy of the Exchange Agreement is filed as Exhibit 99.1 to this report.

A copy of the press release issued by the Company on November 30, 2009 with respect to the foregoing is filed as Exhibit 99.2 to this report.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

As described above in Item 1.01 of this Current Report on Form 8-K, pursuant to the Exchange Agreement, the Company has agreed to issue an aggregate of 1,656,600 shares of Common Stock in exchange for the Notes plus accrued interest.  The issuance of the Common Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) but will be made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act.  Section 3(a)(9) exempts any security exchanged by the issuer with its existing security holders from registration under the Securities Act, provided no commission or other remuneration has been paid or given for soliciting the exchange, which is the case in connection with the Exchange Agreement.

The information pertaining to the Exchange Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01                      OTHER EVENTS

On November 19, 2009, State Bank of Long Island (the “Bank”), a wholly owned subsidiary of the Company, entered into a Loan Purchase Agreement (the “Loan Purchase Agreement”) to sell certain under performing, non-performing, and in foreclosure loans in the aggregate unpaid principal amount of approximately $20 million.  The sale resulted in an aggregate pre-tax loss of $11 million which will be included in the Company’s fourth quarter results.  The transaction was completed on November 19, 2009.

The loans were sold “as is, where is” with all faults (but subject to certain representations and warranties specifically set forth in the Loan Purchase Agreement), on a servicing released basis.  Certain representations and warranties of the Bank with respect to the loans survive for 120 days following the closing and if any such representation or warranty is breached, the purchaser has the right to require the Bank, at the Bank’s option, to either cure the breach within 60 days after notice thereof or repurchase the loan.

A copy of the press release issued by the Company on November 30, 2009 with respect to the foregoing is filed as Exhibit 99.2 to this report.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this report.

Exhibit 99.1                      Exchange Agreement dated as of November 25, 2009 by and among State Bancorp, Inc. and Investors named therein.

Exhibit 99.2                      Press release issued by the Company on November 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2009	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1
Exchange Agreement dated as of November 25, 2009 by and among State Bancorp, Inc. and Endicott Management Group, Sandler O’Neill Asset Management, PRB Investors, L.P., Northaven Partners, L.P., Northaven Partners II, L.P. and Northaven Offshore, Ltd.

99.2	Press release issued by the Company on November 30, 2009.